PRUDENTIAL TAX-FREE MONEY FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





August 28, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Prudential Tax-Free Money Fund, Inc.
File No. 811-2927


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June 30, 2006. The enclosed is being filed electronically via the EDGAR System.



Yours truly,


			/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of August 2006.



	Prudential Tax-Free Money Fund, Inc.


Witness:  /s/Floyd L. Hoelscher				By:  /s/Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
					Assistant Secretary





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